                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT


                      THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 13th day of January, 1997, between INTERVISUAL BOOKS, INC., a California corporation (the "Company"), and NEIL STUART (the "Executive").

                      In consideration of the promises and covenants set forth below, the parties hereto agree as follows:

                      1.       Employment.

                               The Company hereby agrees to employ
Executive, and Executive hereby agrees to accept such employment with the Company, on the terms and conditions set forth herein.

                      2.       Term.

                               The employment of Executive by the Company as
provided in this Agreement will commence on January 27, 1997 (the "Start Date"), and end on December 31, 1999, unless sooner terminated as hereinafter provided. As a condition precedent to the effectiveness of this Agreement, Executive shall report for work at the principal executive offices of the Company on the Start Date and, if requested by the Company, Executive shall affirm in writing on the Start Date that he has ceased employment with his current employer.

                      3.       Position and Duties.

                               Executive shall serve as Executive Vice
President and Creative Director of the Company, or such other position or positions as may be agreed upon by Executive and the Board of Directors. Executive shall at all times perform his duties and obligations faithfully and diligently and shall devote all his business time and best efforts exclusively to the business of the Company. Executive shall at all times industriously perform his duties under the supervision of and report to the President and Chief Executive Officer of the Company and shall accept and comply with all directions from and all policies established from time to time by the Chairman of the Board, Board of Directors, President, and Chief Executive Officer of the Company. Executive's primary duties shall include, without limitation, responsibility for the day-to-day operations of the creative department and such other duties as may from time to time be prescribed by the Board of Directors, President, and Chief Executive Officer of the Company.

                               Executive shall promote the trade and busi-
ness of the Company to the best of his ability and shall not willingly do anything to the prejudice of the Company's trade or business. Executive shall not at any time make any untrue statement regarding the Company and shall not after the termination of employment by the Company represent himself as being employed or connected with the Company. Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, entity or organization, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors. Executive shall adhere to all of the Company's policies and procedures applicable to Company's employees generally.

                               Notwithstanding the foregoing, the parties
hereto agree that Executive shall be permitted to continue his current consulting commitments until February 28, 1997, after which time no outside consulting will be permitted. Executive shall be entitled to engage in the permitted consulting set forth in the preceding sentence only if (a) such activities shall not require Executive to be absent from the Company more than five regularly scheduled Company work days per month (which days shall be counted as vacation days and scheduled in advance with the agreement of the President and Chief Executive Officer), (b) the Company shall not incur any liability or obligation or any additional expenses or costs associated with such activities by Executive, and (c) such activities do not detract from Executive's fulfillment of his duties hereunder or cause Executive to compete in any manner with the Company. Executive agrees to discontinue such activities if, in the good faith judgment of the Company's Board of Directors, Executive has violated or the continuance of such activities more likely than not will cause Executive to violate any of the restrictions set forth in the preceding sentence or any other provision of this Agreement.

                      4.       Place of Performance.

                               In connection with Executive's employment by
the Company and except for required travel on Company business, Executive shall be based at the principal executive offices of the Company or such place or places as the interests, needs, business and opportunities of the Company require or deem advisable.

                      5.       Compensation and Related Matters.

                               (a)  Salary.  During the term of Executive's
employment hereunder, the Company shall pay to Executive a salary of $175,000 per annum from the Start Date through December 31,1997 and a salary of $192,500 per annum from January 1, 1998 through December 31, 1999. Such salary shall be paid in equal semi-monthly installments (or such shorter intervals as the Company may elect) and shall accrue from day to day. Such salary shall be subject to any withholding or taxes the Company is required by law to make or pay.

                               (b)      Vacations.  During the term of
Executive's employment hereunder, Executive shall be entitled to four weeks of vacation in each calendar year, and to compensation with respect to earned but unused vacation days determined in accordance with the Company's vacation policy. Executive's vacation shall be scheduled by mutual agreement between the Executive and the Company's President.

                               (c)  Expenses.  During the term of Execu-
tive's employment hereunder, Executive shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Executive in performing Executive's services hereunder, provided that:

                               i) Each such expenditure is of a nature qualifying it as a proper business expenditure of the Company and is approved by the Company; and

                               ii) Executive furnishes to the Company adequate
              records and other documentary evidence reasonably required by the Company for the substantiation of such expenditures as proper business expenditures of the Company, and Executive otherwise complies with general Company policies with respect to expense reimbursement.

                               (d)      Stock Options.  Executive acknowledges
that, as additional compensation for Executive's employment hereunder, Executive will be granted two nonstatutory stock options to acquire 75,000 and 50,000 shares, respectively, of the Company's common stock pursuant to the Stock Option Agreements attached hereto as Exhibits A and B. The terms of such stock options shall be governed by the provisions of the Stock Option Agreements.

                               (e)      Medical Insurance.  During the term of
Executive's employment hereunder, Executive will be entitled to participate in any medical insurance plans from time to time generally applicable to full-time employees of the Company during the term of Executive's employment hereunder.

If any pre-existing condition of Executive's immediate family may effect Executive's ability to be eligible to receive benefits commensurate with those that Executive is eligible to receive immediately prior to the Start Date under the Company's medical insurance plans, Executive may elect not to participate in any of such insurance plans and the Company will pay the premiums for continuation of Executive's medical insurance plan as in effect prior to the Start Date or such other plan as Executive may choose, if permitted under such plan and available at rates similar to the rates under the Company's plans. Executive will be responsible for any premium costs in excess of the amount of the premiums the Company would normally pay under the Company's medical insurance policy.

                               (f)  401(k).  During the term of Executive's
employment hereunder, Executive will be entitled to participate in the Company's 401(k) plan, or other similar plans established by the Company, generally applicable to full-time employees of the Company.

                               (g)      Life Insurance.  During the term of
Executive's employment hereunder, the Company shall pay the premiums, in an amount not to exceed $10,000 per annum, for term life insurance on the life of Executive; provided that Executive must pass any physical examination required under such life insurance policy, and such life insurance policy must be established by Executive on or before the one year anniversary of the Start Date. The beneficiary or beneficiaries under such policy shall be designated by Executive, and Executive shall be responsible for any taxes incurred by Executive by reason of the Company's payment of premiums on such policy hereunder.

                               (h)      Moving Expenses.  Executive shall be
entitled to reimbursement by the Company, in accordance with the Company's policies, for reasonable and customary moving expenses actually and reasonably incurred by Executive, but not to exceed $20,000, in connection with moving Executive and Executive's immediate family, together with the personal belongings of Executive and Executive's immediate family, from New York to the Southern California area. Executive also shall be entitled to reimbursement for any taxes incurred by Executive by reason of the Company's payment of moving expenses hereunder.

                               (i)      Automobile Allowance.  During Execu-
tive's employment hereunder, the Company shall:

                                 a) Pay Executive an automobile allowance in an
              amount equal to Executive's monthly automobile lease payment, but not to exceed $500 per month, on or about the last day of each month, provided that Executive maintains all necessary records as required by the Company and the Internal Revenue Service;

                                 b) Reimburse Executive, at standard rates and
              in accordance with the Company's policies, for repair and maintenance expenses regarding such automobile incurred by Executive in performance of his responsibilities hereunder, provided that Executive furnishes to the Company adequate records and other documentary evidence required for the substantiation of such payments as proper business expenses of the Company and not as deductible compensation to Executive; and

                                 c) Procure and maintain insurance coverage on
              such automobile, provided the Company shall not pay any excess or increased costs resulting from Executive's driving record.

Executive acknowledges that the personal use portion of such automobile allowance will be accounted for by the Company as income paid to Executive, based on the records maintained by Executive and standard IRS tables. Executive shall conform to the Company's policies regarding the use of such automobile.

                               (j)      Interim Living Expenses.  From the Start
Date until the earlier to occur of (A) the securing of permanent housing in the Southern California area for Executive and Executive's immediate family, or (B) July 31, 1998, Executive shall be entitled to reimbursement by the Company, in accordance with the Company's policies, for the following expenses actually and reasonably incurred by Executive:

                               i) Apartment or housing rental expenses, but not to exceed $1,250 per month;

                               ii) Furniture rental expenses, but not to exceed $250 per month;

                               iii) Expenses for travel between Southern California and New York for Executive and his immediate family, but not to exceed $1,000 per month; and

                               iv) Reasonable living expenses for which receipts are furnished by Executive, but not to exceed
              $750 per month.

In addition, the Company shall advance any deposits required by the lessor in connection with the rental of an apartment, house or furniture under subsections
(i) and (ii) above. If Executive secures permanent housing in the Southern California area for Executive and Executive's immediate family on or before August 31, 1997, the Company shall pay Executive a relocation bonus in the amount of $35,000, which amount shall be payable to Executive not later than the last pay period of the 1997 calendar year; provided, that Executive must be employed by the Company on the date of payment of such relocation bonus to be eligible to receive such relocation bonus.

                               (k)      Home Loan Guaranty.  Upon request by
Executive, the Company shall provide a guaranty of a loan obtained by Executive to purchase a permanent residence in Southern California for Executive and Executive's immediate family, which guaranty shall not exceed the lesser of (A) 10% of the purchase price for such residence or (B) $75,000; provided, that the Company will not make such guaranty unless and until it obtains shareholder approval of such guaranty, the terms of such loan and guaranty and the documents relating to such loan and guaranty must be reasonably acceptable to the Company in form and substance, and the guaranty must be secured by deeds of trust on the residence being purchased by Executive and on Executive's home in Mahopac, New York. Executive agrees to sign documentation evidencing his and the Company's obligations under the guaranty, and to obtain a release of such guaranty upon the earliest to occur of (i) the termination of Executive's employment under this Agreement, (ii) the sale of Executive's home in Mahopac, New York, or (iii) the third anniversary of the date such guaranty is made. If Executive does not promptly obtain the release required under the preceding sentence, the Company may withhold any amounts owed to Executive under this Agreement up to the outstanding amount of such guaranty.

                      6.       Termination or Resignation.

                               (a)  Cause.  The Company may at any time upon
written notice to Executive terminate this Agreement and Executive's employment hereunder for Cause pursuant to the provisions of this Section 6(a). Executive shall be given written notice by the Board of Directors of its intention to terminate Executive for Cause, which notice shall state the acts or omissions that constitute grounds on which the proposed termination for Cause is based. In the Board of Director's reasonable business judgment, the Board shall permit Executive an opportunity to address the Board or a committee of one or more directors regarding the grounds on which the proposed termination for Cause is based. In every case, the good faith judgment of the Board of Directors shall be conclusive as to whether Cause for termination exists.

                               For purposes of this Agreement, the Company
shall have "Cause" to terminate Executive's employment hereunder upon:

                               (i)      The breach by Executive of any material
provision or covenant of this Agreement, and if such breach is susceptible to cure by Executive, the failure to effect such cure within twenty (20) days after written notice of such breach is given to the Executive; or

                          (ii)          The willful failure or neglect of
Executive to perform Executive's duties hereunder or the gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible to cure by Executive, the failure to effect such cure by Executive within twenty (20) days after written notice of such failure or gross negligence is given to Executive; or

                         (iii)          Except as permitted hereunder,
Executive's unexplained and regular absences from the Company; or

                          (iv)          Executive's use of alcohol or illegal
drugs, which use interferes with the performance of Executive's duties hereunder; or

                          (v)           Executive's indictment for a crime or
for theft, embezzlement, fraud, misappropriation of funds or any other alleged act of dishonesty by Executive or Executive's indictment for any other felony or other crime involving moral turpitude; or

                          (vi)          Executive's violation of any law or
ethical rule relating to Executive's employment by the Company, including, but not limited to a violation by Executive of Executive's fiduciary duty of loyalty to the Company which Executive owes to the Company as an officer and/or director; or

                         (vii)          Executive's failure to move his
immediate family's permanent residence to the Southern California area on or before July 31, 1998.

                               For purposes of this Agreement, an action
shall be considered "willful" if it is done intentionally, purposely or knowingly.

                               (b)  Death.  This Agreement and Executive's
employment hereunder shall terminate automatically upon Executive's death.

                               (c)  Incapacity.  If Executive becomes
incapacitated during Executive's employment hereunder, this Agreement and Executive's employment hereunder shall terminate on the date of determination by the Board of Directors of the Company of such incapacity. As used herein, "incapacity" shall mean any physical or mental illness or disability, or both, which renders Executive incapable of performing substantially all of his managerial and executive services hereunder for 120 days or more in the aggregate during any calendar year, and which at any time after such 120 days the Company's Board of Directors shall determine continues to render Executive incapable of performing substantially all of his managerial and executive services hereunder. Any determination made in good faith by the Company's Board of Directors shall be conclusive and binding upon Executive.

                               (d)      Without Cause.  The Company shall be
entitled to terminate this Agreement and Executive's employment hereunder at any time without Cause.

                               (e)      Resignation.  Executive shall be
entitled to terminate this Agreement and Executive's employment hereunder at any time on thirty days prior written notice delivered by Executive to the Company.

                               (f)  Notice of Termination.  Any termination
of Executive's employment by the Company or by Executive (other than termination pursuant to subsection 6(b) above) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the circumstances which provide a basis for termination of Executive's employment under the provisions so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than 30 days after the giving of such notice).

                               (g)  Date of Termination.  "Date of Termina-
tion" shall mean the date of death, the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

                               (h)  Arbitration Rights.  Nothing contained
in this Section 6 shall contravene the Company and Executive's right and obligation to arbitrate disputes as provided for in Section 11 of this Agreement.

                      7. Obligations of the Company Upon Termination or Resignation.

                               (a)      Termination for Cause.  If this Agree-
ment is terminated pursuant to Section 6(a), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the portion of Executive's salary as set forth in Section 5(a) which has been earned up to the Date of Termination, (ii) compensation for any accrued and unused vacation up to the Date of Termination, and (iii) reimbursement, subject to the requirements set forth in Section 5(c), for business expenses incurred up to the Date of Termination (collectively, the "Minimum Payments").

                               (b)      Termination for Death or Disability.  If
this Agreement is terminated pursuant to Sections 6(b) or 6(c), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only the Minimum Payments.

                               (c)      Termination Without Cause.  If this
Agreement is terminated by the Company pursuant to Section 6(d), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments, and (ii) an amount equal to (A) $180,000 if the Date of Termination is before the first year anniversary of the Start Date, (B) $120,000 plus one week of Executive's salary as set forth in Section 5(a) if the Date of Termination is on or after the first year anniversary but before the second year anniversary of the Start Date, or (C) $60,000 plus two weeks of Executive's salary as set forth in
Section 5(a) if the Date of Termination is on or after the second year anniversary but before December 31, 1999. Any amounts owed to Executive pursuant to subsection (ii) above shall be paid at the rate of $7,500 per month commencing one month from the Date of Termination until paid in full. In addition, Executive shall be entitled to reimbursement by the Company, in accordance with the Company's policies, for reasonable and customary moving expenses actually and reasonably incurred by Executive, but not to exceed $20,000, in connection with moving Executive and Executive's immediate family, together with the personal belongings of Executive and Executive's immediate family, out of Southern California; provided, that Executive completes such move on or before the date that is six months after the Date of Termination.

                                (d)      Resignation.  If this Agreement is
terminated by Executive pursuant to Section 6(e), the Company shall have no further obligation or liability to Executive, except that Executive shall be entitled to receive only (i) the Minimum Payments and (ii) if the Date of Termination is on or before December 31, 1997, then an amount equal to two weeks of Executive's salary as set forth in Section 5(a). In addition, if the Date of Termination is on or before December 31, 1997, Executive shall be entitled to reimbursement by the Company, in accordance with the Company's policies, for reasonable and customary moving expenses actually and reasonably incurred by Executive, but not to exceed $20,000, in connection with moving Executive and Executive's immediate family, together with the personal belongings of Executive and Executive's immediate family, out of Southern California; provided, that Executive completes such move on or before the date that is six months after the Date of Termination.

                               (e)      Exclusivity of Payments.  Upon termina-
tion of Executive's employment hereunder, Executive shall not be entitled to any severance payments or severance benefits from the Company or any payments by the Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, other than the payments provided in this Section 7, except for any benefits which may be due to Executive in the normal course under any employee benefit plan of the Company which provides for benefits after termination of employment. Executive agrees that any right to receive any payments under this
Section 7 upon termination of employment will cease if Executive breaches any provision of Sections 8 or 9 below.

                      8.       Proprietary Information.

                               (a)      Definition.  Executive hereby acknowl-
edges that Executive possesses and may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company and its business (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, "know-how," procedures, manuals, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information and financial projections of the Company of any nature whatsoever, or any other confidential or proprietary information relating to the Company and/or its business. The term "Proprietary Information" does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure by Executive), (ii) was available to Executive prior to disclosure by the Company, provided that the person who was the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company, or (iii) becomes available to Executive on a non-confidential basis from a person other than the Company or its representatives, provided that the source of such information was not known by Executive to be subject to an obligation of confidentiality to the Company.

                               (b)      Nondisclosure.  During the term of this
Agreement and thereafter, Executive will not, without the prior express written consent of the Board of Directors, disclose or make any use of any Proprietary Information except as may be required in the course of the performance of Executive's services under this Agreement.

                               (c)      Ownership.  Executive acknowledges and
agrees that all right, title and interest in and to any Proprietary Information shall be and shall remain the exclusive property of the Company. Without limiting the foregoing, Executive shall assign to the Company any and all right, title or interest which Executive may have in all Proprietary Information made, developed or conceived of in whole or in part by Executive during his employment hereunder.

                               (d)      Agreement Not to Solicit Customers.  To
protect the Proprietary Information and trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of one year after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, attempt in any manner to persuade any customer of the Company to cease to do business or to reduce the amount of business which any customer of the Company has customarily done or contemplates doing with the Company. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

                               (e)      Agreement Not to Solicit Employees.  To
protect the Proprietary Information and trade secrets of the Company, Executive agrees, during the term of this Agreement and for a period of one year after termination of this Agreement, not to, directly or indirectly, either on Executive's own behalf or on behalf of any other person or entity, solicit or employ any person who is an employee of the Company. Executive agrees that the covenants contained in this paragraph are reasonable and desirable.

                               (f)      Proprietary Information Agreement.  By
execution of this Agreement, Executive agrees and acknowledges that he shall be bound by all of the terms of the Company's Proprietary Information Agreement attached hereto as Exhibit C. Executive has reviewed such Proprietary Information Agreement and agrees that any breach by Executive of any term or covenant contained therein shall constitute a breach by Executive of this Agreement.

                      9.       Protection of Property.

                               All records, files, manuals, documents,
specifications, lists of customers, banks, forms, materials, supplies, computer programs and other materials furnished to the Executive by the Company, used on its behalf or generated or obtained during the course of the performance of the Executive's services hereunder, shall be and remain the property of the Company. Executive shall be a holder thereof for the sole use and benefit of the Company, and shall safely keep and preserve such property, except as consumed in the normal business operations of the Company. Executive acknowledges that this property is not readily accessible to the Company's competitors. Upon termination of Executive's employment with the Company for any reason, Executive shall immediately deliver to the Company, or its authorized representative, all such property, including all copies, remaining in Executive's possession or control.

                      10.      Specific Performance.

                               In the event of the breach by Executive of
any of the provisions of Sections 8 or 9, the Company, in addition and supplementary to all other rights and remedies existing in its favor and notwithstanding the provisions of Section 11 hereof, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

                      11.      Arbitration.

                               The parties hereto acknowledge that it is in
their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if any party has a dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violation of any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers' compensation benefits), and the parties are unable to reach agreement among themselves, then a settlement conference must be held within thirty (30) days upon receipt of a notice by the complaining party describing in detail the complaint and setting forth a proposed solution to the complaint. The settlement conference will be held in any Los Angeles office of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The complaining party must contact JAMS to schedule the conference and the parties must agree on a retired judge from the JAMS panel. If the parties are unable to agree upon such a retired judge, JAMS shall provide a list of three available judges and each party may strike one judge. The remaining judge will serve as the mediator at the settlement conference.

                               If the dispute is not settled by the above-
described format, the parties agree to submit the dispute to JAMS for binding arbitration. A three-judge panel will be selected to arbitrate the dispute. JAMS will provide the names of five potential arbitrators, giving each party the opportunity to strike one name. The remaining three arbitrators will serve as the arbitration panel. The parties agree that the arbitration must be initiated within six months after the claimed breach occurred and that failure to initiate arbitration within the six-month period constitutes an absolute bar from the institution of any new proceedings. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. If and when a demand for arbitration is made by either party, the parties agree to execute a Submission Agreement provided by JAMS, setting forth the rights of the parties if the case is arbitrated and rules and procedures to be followed at the arbitration hearing.

                               Nothing contained in this Section 11 shall
prevent the Company from seeking and obtaining equitable relief in a court to enforce any of its rights under Sections 8 or 9 hereof.

                      12.      Additional Covenants of the Company.

                               (a)      The Company will allow Executive and
Executive's creative staff to spend a reasonable amount of time (in an amount agreed to in advance by the Company) on pro bono work in connection with planning and organizing each National Book Awards Dinner scheduled during the term of this Agreement. The Company shall reimburse Executive, in accordance with the Company's policies, for all necessary and reasonable out-of-pocket expenses actually incurred by Executive in connection with his attendance at each such dinner.

                               (b)      The Company shall reimburse Executive,
in accordance with the Company's policies, for all reasonable costs and expenses actually incurred by Executive in connection with a trip by Executive and Executive's spouse from New York to Southern California for the purpose of reviewing possible living accommodations.

                      13. Additional Covenants, Representations and Warranties of Executive.

                               (a)      Executive hereby represents and warrants
that the execution, delivery and performance of this Agreement by Executive does not (i) breach, or result in a default under, any agreement to which Executive is a party or by which Executive is bound, (ii) breach or otherwise violate any order, writ, judgment, order or decree binding upon Executive, or (iii) violate any applicable law or regulation.

                               (b)      Executive shall undergo a physical
examination during January of each year during the term of this Agreement to be performed by a reputable doctor chosen by Executive. The Company shall reimburse Executive, in accordance with the Company's policies, for all reasonable costs and expenses actually incurred by Executive in connection with each such examination.

                      14.      Representation by Counsel.

                               Executive acknowledges that he has been
represented by legal counsel in connection with this Agreement and has consulted with such legal counsel. The Company shall reimburse Executive for all reasonable attorneys' fees and expenses actually incurred by Executive, but not to exceed $2,500, in connection with such representation.

                      15.      Reimbursement of Expenses.

                               Executive shall promptly furnish to the
Company adequate records and other documentary evidence as requested by the Company to substantiate any costs or expenses for which reimbursement is sought hereunder.

                      16.      Successors.

                               This Agreement is personal to the Executive
and is not assignable by the Executive otherwise than by will or the laws of descent and distribution without the prior written consent of the Company's Board of Directors. This Agreement shall inure the benefit of and be enforceable by Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                      17.      Notice.

                               For purposes of this Agreement, notices,
demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                      If to Executive:     Executive's address as on file
                                           with the Company

                      If to Company:       Intervisual Books, Inc.
                                           2716 Ocean Park Blvd., #2020
                                           Santa Monica, California 90405
                                           Attention: President

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

                      18.      Entire Agreement.

                               This Agreement, together with the documents
referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

                      19.      Amendment; Waiver; Governing Law.

                               No provisions of this Agreement may be modi-
fied, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and by such officer of the Company as may be specifically designated by the Company's Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                      20.      Validity.

                               The invalidity or unenforceability of any
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                      21.      Counterparts.

                               This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                      22.      Attorneys' Fees.

                               In the event of any dispute arising out of
the subject matter of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its costs and expenses (including reasonable attorneys'

fees) incurred in arbitrating or otherwise resolving such dispute.

                      23.      Withholding of Taxes; Tax Reporting.

                               The Company may withhold from any amounts
payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its reasonable judgment, be required by law.


                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             INTERVISUAL BOOKS, INC.



                                             By: /s/ WALDO H. HUNT
                                                --------------------------------
                                                Name:  Waldo H. Hunt
                                                Title: Chairman of the Board


                                             EXECUTIVE




                                             /s/ NEIL STUART
                                             -----------------------------------
                                             Neil Stuart